Exhibit 23.1

We consent to the use in this Amendment No. 1 to Post Effective Amendment No. 2 to Form SB-2 on Form S-1 of Conmed Healthcare Management, Inc. of our report dated July 13, 2009 relating to our audits of the financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

McGLADREY & PULLEN, LLP

Des Moines, Iowa
August 27, 2009